January 22, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read Item 4.01 of the Current Report on Form 8-K dated January 16, 2015 of China Health Industries Holdings, Inc. and are in agreement with the statements regarding our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

KCCW Accountancy Corp.
Diamond Bar, California

KCCW Accountancy Corp.
22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com